Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

18 U.S.C. § 1350

I, Louis J. Brothers, Chief Executive Officer of Valley Forge Composite Technologies, Inc. (the “Corporation”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:

1.  The Quarterly Report on Form 10-Q of the Corporation for the quarter ended June 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 12, 2011

By:  /s/ Louis J. Brothers

Louis J. Brothers

President, Chief Executive Officer, Chief Financial

Officer, and Chairman of the Board

The information contained in this Exhibit 32.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.